SULLIVAN & CROMWELL
                                125 Broad Street
                            New York, NY 10004-2498
                           Telephone: (212) 558-4000
                               Telex: 62694
                           Facsimile: (212) 558-3588
                                      (212) 514-5706






                                                       June 16, 1997



Commonwealth Industries, Inc.,
    500 West Jefferson Street,
        Louisville, Kentucky 40202-3474.

Dear Sirs:

         In connection with the registration under the Securities Act of 1933 (the "Act") of 600,000 shares (the "Securities") of Common Stock, par value $.01 per share, of Commonwealth Industries, Inc., a Delaware corporation (the "Company") offered or to be offered to certain officers and directors pursuant to the Company's 1997 Stock Incentive Plan, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

         When the Registration Statement on Form S-8 (the "Registration Statement") has become effective under the Act and the Securities to be sold by the Company have been duly issued and sold as contemplated by the Registration Statement, the Securities being sold by the Company will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,



                                       Sullivan & Cromwell